AMENDMENT
                            TO THE CUSTOMER AGREEMENT

 This Amendment ("Amendment") to the Customer Agreement entered into on the ______________day of ________________2001 By and between Hitachi Data Systems Corporation ("HDS") and US Data Authority ("Customer") (the "Agreement") hereby amends the Agreement to provide for a unique revenue sharing arrangement between HDS and Customer as of _________________ 2001 ("Effective Date").

 Now, for good and valuable consideration hereby acknowledged, the parties agree as follows:

 1. HDS agrees to provide and Customer agrees to pay for 100 terabytes ('78s")of Hitachi Freedom Storage 9960 as identified on the corresponding Equipment Schedule ("Initial Shipments"). The Initial Shipments shall include the 8 TBs previously shipped to Customer. Additional Equipment will be provided pursuant to the execution of mutually agreeable Equipment Schedules at the prices listed on Attachment A. Customer intends to use all Equipment only for its Internet Storage Infrastructure Services ("Services").

 2. Customer hereby agrees to promptly pay HDS for the Initial Shipments via the below described Revenue Share Plan within thirty (30) days from the end of each month during which the related Services were provided. Customer also agrees to pay all applicable taxes (including personal property, sales and use taxes, but excluding taxes based upon HDS' net income) related to the Equipment by the relevant due date.

 3. Under the Revenue Share Plan, HDS shall receive and Customer shall pay the following percentages of its revenues resulting from its Services: (a) fifty
(50) percent  until HDS is paid in full for the  Equipment,  and then (b) twenty
(20) percent for the remaining useful life of the Equipment. However, the Revenue Share Plan shall not begin for the first fifty (50) TBs of Equipment until 180 days after shipment of each such item of Equipment. In consideration of this delay, Customer agrees to grant HDS 4,000 shares of US Data common stock for each of the first fifty (50) TBs shipped. For the next 50 TBs delivered, the revenue share shall begin when customer bills the end user of the ISI service, which will be no more than 60 days after shipment to the customer.

 4. In the event HDS'share from the Revenue Share Plan do not exceed thirty (30) percent of the purchase price of each item of Equipment listed on an Equipment Schedule ("Minimum Payment") at the end of the 12 month period beginning on the first day of the Revenue Share Plan for the relevant item of Equipment, Customer agrees to promptly pay HDS the Minimum Payment for each such item of Equipment. If Customer does not pay the Minimum Payment within 30 days thereafter, HDS, at its sole option and in addition to any an all other remedies available at law or otherwise, may terminate the Revenue Share Plan in whole or in part.

5. In consideration of HDS'willingness to enter this revenue sharing arrangement with Customer, Customer agrees HDS will be its sole and exclusive enterprise class data storage equipment provider during the next 36 months. This exclusivity clause will not apply to any companies which US Data may acquire during the next 36 months.

 6. Customer will receive non-transferable standard maintenance services at no cost for the entire period the Equipment is utilized for Services resulting in revenues shared with HDS.

 9. HDS shall retain title to each item of Equipment delivered hereunder until the purchase price for the relevant Equipment is recovered in full by HDS. Customer agrees not to encumber the Equipment with any liens or otherwise nor to take any act contrary to HDS' rights, title or interest in the Equipment until HDS recovers its purchase price. Any attempt to do so shall be void.

 10. Upon reasonable request by HDS, Customer agrees to provide HDS or its auditors with full and free access to Customer's books and records during the duration of the Agreement and for a period of two (2) years thereafter for purposes of verifying compliance with the terms and conditions of this Amendment.

Except as set forth herein, all other terms and conditions of the Agreement remain in full force and effect.

By signing below the parties hereto hereby evidence their agreement to be bound by the terms of this Amendment to the Agreement as of the Effective Date.

 Agreed to:                                           Agreed to:
 Hitachi Data Systems Corporation                     US Data Authority, Inc.

 By:                                                  By:

 Printed Name:                                        Printed Name:
 Title:                                               Title:

 CUSTOMER AGREEMENT

 This Agreement governs the business transactions by and between the undersigned Customer and Hitachi Data Systems Corporation ("HDS"). Certain terms used are defined herein or in the Glossary of Terms in Section 10.

 By signing below the parties have caused this Agreement to be duly executed by their respective authorized representatives.

 Hitachi Data Systems Corporation              Customer
 Agreed to:                                    Agreed to:

 Hitachi Data System

 BY:                                           By:
 PrintedName:                                  Printed Name:
 Date:                                         Date:

 Agreement Number: 01-K5382

 Hitachi Data Systems Office address:


                                               Customer address:
                                               3500 NW Boca Raton Blvd.
                                               Suite 811
                                               Boca Raton, FL 33431

Section 1. Equipment

1.1 Title; Security Interest, Risk of Loss.

(a) Subject to the terms of this Agreement and upon execution and delivery by HDS and Customer of an Equipment Attachment for Customer's purchase of an item of Equipment Attachment for Customer's purchase of an item of Equipment shall pass to Customer on its date of shipment.

(b) Customer hereby grants to HDS a purchase money security interest in the purchased Equipment until HDS is paid in full. Customer agrees to cooperate with HDS to perfect this security interest and shall execute and deliver to HDS all financing statements and other documents as HDS reasonably requests to perfect its security interest in accordance with applicable law. Until Customer pays HDS in full for the purchased Equipment, Customer shall not: (i) sell, lease, transfer or otherwise dispose of the purchased Equipment (or any part thereof) to any person or entity; (ii) modify or replace the purchased Equipment (or any part thereof); or, (iii) relocate the purchased Equipment (or any part thereof) from the Location. Any sale, lease, transfer or other disposition of the purchased Equipment in violation of the immediately preceding transfer restrictions shall be void.

(c) HDS shall bear the risk of loss or damage to the purchased Equipment until it is delivered to Customer, at the Location, at which time the risk of loss or damage to the purchased Equipment shall pass to Customer.

1.2 Delivery and Installation. Except as specified in an Attachment, HDS will install the purchased Equipment at Location. Customer agrees to prepare the Location for the installation, at its own expense, in accordance with HDS' specifications on or before the estimated date of delivery.

Section 2. Services

2.1 Maintenance Services.

(a) Subject to the terms of this Agreement and upon execution and delivery by the parties of an Attachment, HDS or its Contractor shall provide the Maintenance Services to Customer around the clock, unless otherwise specified in Attachment. Any parts removed from any Equipment in the course of performing any Maintenance Services shall become the property of HDS.

(b) Certain Equipment is eligible for Hi-Track@ Services which may be included as part of Maintenance Service. As a condition to HDS providing Hi-Track
Services, Customer shall provide and maintain, at its expense, telecommunications line(s) and access as specified by HDS. HDS certifies that its Hi-Track Services will not access Customees data. HDS agrees to maintain a Customer provided password as confidential information and utilize reasonable care to protect it. During the period HDS provides Hi-Track Services to Customer, the Hi-Track Material shall remain only at the Location. If for any reason HDS ceases to provide Customer with Maintenance Services or Hi- Track Services, Customer shall promptly return all Hi-Track Material (and all copies of Hi-Track Material, including backup and archival copies) in its possession and control (whether the copies reside in any item of Equipment or any other computer systems, storage media or other file) and shall promptly allow HDS (or its designee) to purge or destroy all of the Hi-Track Material.

(c) Except as provided in an Attachment, Maintenance Services shall not include and Customer shall be responsible for: (i) providing and maintaining a suitable environment for the Products as specified by HDS; (ii) the availability and performance of any electrical work external to an item of Equipment; (iii) the maintenance of accessories, attachments, equipment, or other devices not listed on any related Attachment; (iv) the painting, refinishing, or other refurbishment of Equipment; (v) the repair of damage resulting from accident, transportation, non-HDS installed software or firmware, neglect, improper environmental conditions or any causes other than ordinary use; (vi) the movement or rearrangement of Equipment or cables, additional wiring, or repair to a previously prepared site or station to make it operational; (vii) the installation or removal of accessories, attachments or other devices, or the furnishing of supplies; (viii) providing HDS with full, free, and safe access to Customer's sites and notifying HDS of any unsafe conditions or hazardous materials to which HD5 personnel would or could be exposed to at Customers site; and (ix) obtaining certification of maintenance eligibility from the equipment manufacturer or authorized service agent if required by HDS.

(d) Maintenance Services shall be effective for the period specified in the relevant Attachment; or if no period is specified, the period commencing on the date that the Attachment becomes effective and shall end on the termination date specified in a termination notice delivered by either party to the other party. However, Customer may deliver a termination notice only after the first anniversary of the effective date of the Attachment, and the termination date specified in that notice must be at least 90 calendar days after the date of notice.

2.2 Billable Services. Upon Customer's request, HDS may elect to perform any of Customees responsibilities detailed in Section 21(c), which shall be chargeable at HDS' then current time and expense rate or on a quoted fixed fee basis.

2.3 Professional Services. Subject to the terms of this Agreement and upon execution and delivery by the parties of an Attachment for Professional
Services,  HDS  or  its  Contractors  shall  provide  Professional  Services  to
Customer. The Attachment may include: (a) HDS' and Customers respective responsibilities; (b) an estimated completion schedule setting milestones; (c) any specific completion criteria that HDS is required to meet to fulfill its obligations under the Statement of Work; (d) the applicable charges and any
other   terms;   or  (e)   identification   of  HDS  and   Customer   designated
representatives.

2.4 Work Product. Customer acknowledges and agrees that HDS, its licensors, or its Contractors own all Work Product, except any Work Product identified in an Attachment to be owned by Customer (e.g. "work for hire"). The Attachment will identify the Work Product to be delivered to Customer. To the extent that Customer and HDS own any Work Product, each hereby grants to the other a personal, nonexclusive and paid-up license to: (a) use the Work Product; (b) modify and prepare derivative works of the Work Product; and (c) reproduce, copy and display the Work Product; however, the Customer's, license shall be limited to intra-company uses, modifications, derivations, distributions, reproductions, copying and displays for the sole benefit of Customer, its employees and representatives.

Section 3. Licenses for Software

3.1 Shrink-wrap Software, Licensed Equipment  Software,  and  Licensed  Internal
Code.

(a) If the Equipment includes Shrink-wrap Software, Customer agrees its use of Shrink-wrap Software shall be governed by the related shrink-wrap license, including any restraint on transferability. HDS or certain third parties own all right, title and interest in and to such Shrink-wrap Software. Customer shall have no recourse against HDS regarding any Shrink-wrap Software unless HDS is the Shrink-wrap Software Licensor, and then only to the extent provided in the shrink-wrap license. To the extent that the Equipment is transferred to another party, the transferee shall be deemed to be the,"Customer" for all purposes of this section 3.1 (a).

(b) Subject to the terms of this Agreement, HDS hereby grants to Customer a personal and non-exclusive license to use Equipment Software and licensed internal code accompanying or installed on any Equipment, for the sole purpose of enabling the Equipment to function according to its specifications.

(c) Customer may transfer possession of the Equipment Software or licensed internal code to a third-party provided that: (i) the transfer shall occur in conjunction with the transfer to the third-party of the Equipment on which the Equipment Software or licensed internal code is installed; (ii) the third-party transferee is furnished with a legible and complete copy of this Agreement; and
(iii) the third-party transferee agrees to be bound by the terms of this Agreement upon the earlier of (A) its initial use of the Equipment Software or the licensed internal code and (B) the transfer of the Equipment Software or the licensed internal code. Unless expressly agreed upon in writing by HDS, any third-party transferee accepts the Equipment Software, the licensed internal code and the Equipment on an 'as-is" basis, and neither HDS nor any of its direct or indirect licensors shall have any liability whatsoever to the third-party transferee for any claims relating to the Equipment Software, the licensed internal code or the Equipment. If the third-party transferee desires to receive a license or support for the licensed internal code or Equipment Software, such transferee should contact HDS and enter into an appropriate license agreement. When Customer is no longer in possession of the Equipment, Customer's license for the Equipment Software and the licensed internal code shall automatically terminate and Customer must purge all copies in its possession.

3.2 Program License.
(a) Subject to the terms of this Agreement and upon execution and delivery by the parties of a Program Attachment, HDS hereby grants to Customer a personal, nonexclusive and nontransferable license to use the Program at the location specified in the Pro Program only for its internal business purposes and internal gram Attachment. Customer may use a Program only for its internal business purposes and internal data processing. The computer softw Program may be used in accordance with its related documentation and only as provided in either machine-readable object code form or machi ne-com pressed form. The related documentation may be used only in printed or electronic form.

(b) If the equipment identified on the Program Attachment becomes temporarily inoperable, Customer may load and use a Program on another of its computer systems at the same Location until the original equipment becomes operable. In all other instances, Customer must obtain HDS' written consent before changing either the equipment or the location.

3.3 Termination. Subject to the terms of this Agreement, a license granted to Customer in this Agreement for Licensed Software shall terminate upon: the licensing to Customer by HDS of any upgrade, revision or replacement for that Licensed Software; on the effective date in a notice of termination for the Licensed Software received by HDS from Customer, so long as the effective date is at least 30 calendar days after the date of receipt of the notice, or in accordance with the terms and conditions of the relevant Attachment. If the Customer defaults in its obligations for any Licensed Software, the provisions of Section 8 shall apply.

3.4 Back-up Copies. Customer is authorized to make a single backup or archival copy of any Licensed Software to be used as necessary to replace an original version. When making the backup or archival copy, Customer agrees to reproduce on that copy all copyright and other proprietary notices and any other notice, statement or legend that appears on the original Licensed Software. Promptly upon receipt of an upgrade, a new version or a replacement of any Licensed Software, Customer shall purge all copies of the previous versions, upgrades or replacements of that Licensed Software in its possession or control (wherever located). Subject to the terms of this Agreement, Customer may retian one copy of the immediately Previous version, upgrade or replacement of any Licensed Software soley for backup and archival purposes. Customer Shall purge the Licensed software from any media on which any Licensed Software is stor ed prior to disposing of the media. Customer shall also maintain accurate records of the location of All originals or copies of all Licensed Software.

4.1 Products. Customer shall pay HDS for each invoiced Product in accordance with the payment schedule specified in the relevant Attachment. If no payment date is specified, payment in full shall be due on the date HDS delivers the Product to the Location specified in the Attachment.

4.2 Services. Customer shall pay HDS for each invoiced Service in accordance with the payment schedule specified in the relevant Attachment, if any. If no payment date is specified, payment shall be due on the date of Customer's receipt of the invoice for that Service. HDS may change the applicable Monthly Maintenance Charge (MMQ or fee for any Maintenance Service by delivering to Customer a notice of change at least 90 calendar days prior to the effective date of the change. Within 60 calendar days of its receipt of a notice of change, Customer may terminate the subject Maintenance Service by delivering to HDS a notice of termination. If after the parties execute and deliver an Attachment for Maintenance Services, Customer relocates the Equipment outside a 50 mile radius of HDS' nearest Customer Service and Support office, HDS shall have the immediate and automatic right to increase unilaterally the MMC for that Maintenance Service to take into account the applicable zone charge, or terminate the Maintenance Service.

4.3 Taxes. Customer shall pay all applicable taxes (including personal property, use and sales taxes, but excluding taxes based upon HDS' net income) related to the purchase by Customer of any Product or Service under this Agreement on the payment date corresponding to that Product or Service.

4.4 Late Payment. If HDS has not received full payment of the amounts due under this Agreement within five days of their payment date, Customer agrees to pay HDS a service charge, on demand, equal to the lesser of (a) two percent of the total outstanding balance per month, or (b) the highest Rate permitted by applicable law. The service charge will accrue from the payment date on a daily basis until payment of all outstanding amounts is made in full.


Section 5. Warranties

5.1 Equipment. If an item of purchased Equipment is delivered with a separate warranty, the terms and conditions of that separate warranty shall control. in all other cases, HDS warrants to Customer that purchased Equipment and the related licensed internal code will be free from defects and conform to HDS' official published specifications for the period specified in the relevant Attachment, or if no period is specified, for a period of twelve months from its Date of installation. The purchased equipment may include used or re-manufactured components, which are warranted as as new. HDS will, at its option, either repair or replace any purchased equipment or licensed internal code that does not comply with this warranty at no charge to the Customer. Any claim based on this warranty must be Submitted in writing to HDS within the applicable warranty period.


5.2 Services HDS warrants to Customer that it will provide all services in a workmanlike manner in accordance with the provisions of the corresponding Attachment. If services are Not performed as warranted, HDS will promptly re-perform The services at no additional charge to Customer or credit Customer for the price of the services subject to a warranty.

5.3 Equipment Software and Programs. HDS warrants to Customer that the Equipment Software or Program, when delivered, properly installed and used in accordance with its written specifications, will perform substantially as described in the relevant written specifications: (a) for the period specified in the relevant Attachment, or (b) if no period is specified, for a period of 90 calendar days from its Date of Installation. HDS will, at its option, repair, replace or accept the return of any Equipment Software or Program that does not comply with this warranty. Any claim based on this warranty must be submitted in writing within the applicable warranty period.

5.4 Limitations. HDS warranties do not cover any Hitachi Intellectual Property, Shrinkwrap Software or Equipment that have been damaged by accident, neglect, misuse, abuse, or natural disaster, or subjected to an unsuitable physical operating environment, not properly maintained in accordance with the procedures recommended by its supplier, or modified without HDS' prior written consent.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO PRODUCTS OR SERVICES. HDS DISCLAIMS, AND CUSTOMER HEREBY WAIVES, ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. HDS, ITS LICENSORS, VENDORS OR CONTRACTORS DO NOT WARRANT THAT PRODUCTS WILL OPERATE UNINTERRUPTED OR
ERROR-FREE. EACH REMEDY FOR BREACH OF WARRANTY IN THIS SECTION SHALL BE CUSTOMERS SOLE AND EXCLUSIVE REMEDY AND HDS' SOLE AND EXCLUSIVE LIABILITY.

Section 6. Infringement indemnification

6.1 indemnification. HDS will defend, at its own expense, any action brought against Customer to the extent that it is based on a claim that an item of purchased Equipment, Services or Hitachi Intellectual Property infringes a United States patent or copyright. HDS will pay any costs and damages awarded against Customer in such action which is attributable to the claim, or any settlement amount payable by Customer as a result of HDS' settlement of the claim.

6.2 Conditions; Limitations.

(a) The obligations of HDS in this Section 6 are subject to the conditions that:
(i) HDS is notified promptly in writing by Customer of any claim; (ii) HDS has sole control of the defense and all negotiation for any settlement or compromise; and (iii) Customer reasonably assists HDS in the defense of the claim.

(b) HDS shall also have no obligation to Customer with respect to any claim, relating to, based on, or arising out of: (i) any modification made to the subject Hitachi Intellectual Property, Services or purchaed equipment(other than by HDS or one of Its contractors); (ii) the integration, application, operation or Use of the hitachi Intelectual Property, Services or purchased Equipment with any other equipment, device, apparatus program, code or data not furnished by HDS or its Contractor, or (iii) a violation by Customer (or one of its affiliates or representatives) of Section 2.1(b), 3, or 7 of this Agreement.

(c) Should any Hitachi Intellectual Property, Services or purchased Equipment become (or in HDS'opinion be likely to become) the subject of any infringement claim, HDS shall at its sole option and expense: (i) procure for Customer the right to continue using the relevant Hitachi Intellectual Property, Services or purchased Equipment; (ii) replace or modify the relevant Hitachi Intellectual Property, Services or purchased Equipment so that it becomes non-infringing while providing substantially equivalent functional performance; or (iii) grant Customer a credit for the Hitachi Intellectual Property, Services or purchased Equipment as depreciated and accept its return. For Equipment, depreciation will be computed on a five-year double declining balance depreciation schedule with no salvage value commencing on the date of delivery to Customer.

(d) Section 6 states HDS' entire liability, and Customer's sole and exclusive remedy for intellectual property rights claims relating to or arising out of any Hitachi Intellectual Property, Services or purchased Equipment.

Section 7. Proprietary Information

7.1 Generally.

(a) Customer acknowledges that (i) the Hitachi Intellectual Property and all trademarks, service marks, patents, copyrights, trade secrets, inventions, and other proprietary and intellectual property rights in or related to it are owned exclusively by HDS or its licensors, and (ii) Hitachi Intellectual Property constitutes work protected by state, federal and international laws applicable to proprietary rights and intellectual property rights. Customer agrees not to take any action that jeopardizes or that might reasonably be expected to jeopardize any right, title or interest of HDS or its licensors in or to any Hitachi Intellectual Property. Except as expressly provided in this Agreement, Customer shall not acquire any right, title or interest in or to any Hitachi Intellectual Property. Customer agrees that HDS or one of its affiliates or licensors, as the case may be, shall also own all right, title and interest in and to any adaptation, copy, modification, compilation, translation or derivation of any Hitachi Intellectual Property, including any improvements or developments. Customer shall not (and shall not permit any other person or entity to) remove or deface any copyright or proprietary notice or any other notice, statement or legend that appears on any Hitachi Intellectual Property. The placement of copyright or proprietary notices, legends or statements on these items shall not constitute publication or otherwise impair their confidential nature.

(b) Except as expressly provided in this agreement, without the prior written consent of HDS, Customer shall not (and shall not permit any other person or entity to) (i) merge, adapt, decode, copy, display, transfer, modify, transmit, distribute, use, extract, reverse assemble, dissasemble, reverse complie, decompile, reverse engineer, translate, mirror encapsulate or create derivative works based on, developed from, or that incorporate portions of any Hitachi Intellectual Property, or (ii) sublicense, rent, lease, assign, transfer or otherwise dispose to any person or entity any Hitachi Intellectual Property.

7.2 Diagnostic and Service Related Material. Customer acknowledges and agrees that all Diagnostic and Service Related Material is and shall remain the confidential and proprietary property of HDS solely for use by HDS and not for Customer's use. Nothing in this Agreement shall transfer or grant to Customer any right, title, interest or use in or of any Diagnostic and Service Related Material. Customer agrees to keep the information in a secure place and with restricted access. Customer agrees to maintain any Diagnostic and Service Related Material to which it has access as confidential and use at least the same degree of care to protect it as Customer uses to protect its own confidential information (but never less than reasonable care). Upon written request by HDS, Customer shall promptly return or destroy (at HDS' option) any Diagnostic and Service Related Material and any copies.

7.3 Equitable Remedies. Customer acknowledges that any breach by it of the provisions of this Section 7 or any other confidentiality or use restrictions in this Agreement will cause irreparable damage to HDS or its licensors and that a remedy at law will be inadequate. Therefore, in addition to any and all other remedies, HDS and its licensors will be entitled to temporary or permanent injunctive relief for any breach of this Section 7 or any other confidentiality or use restrictions in this Agreement. In the event Customer violates any of its obligations under this Section 7 or any license granted under this Agreement, Customer shall immediately notify HDS and take all steps reasonably available to cure the violation and to prevent any subsequent violation.

7.4 Customer Identity. Customer hereby grants HDS the limited right to disclose Customer's identity and to describe the business relationship between Customer and HDS for the sole purposes of press releases, HDS case studies, and the HDS Customer web site (www.hds.com). Any additional or expanded uses of Customer's identity will require Customer's prior consent.

Section 8 Agreement Termination

8.1 Default. For the purposes of this Agreement, "Default" means (a) the failure of Customer to cure a payment default under this Agreement within seven calendar days after the delivery by HDS to Customer of a notice of payment default; (b) a breach by Customer of any of its obligations in Section 1. 1 (b), 2.1(b), 3 or 7 of this Agreement; (c) a default in any Related Agreement after taking into account any applicable cure periods; (d) the failure of one party to cure a default under this Agreement (other than a default described in Section 8.1(a), 8.1 (b) or 8.1 (c)) within 30 calendar days after delivery by the non-defaulting party to the defaulting party of a notice of default; (e) the insolvency of Customer, (f) the taking of any action by Customer to wind-up, liquidate or otherwise cease doing business; or (g) a material adverse change in the financial condition or operations of Customer.

8.2 Remedies Upon Default. Upon the occurrence of a Default subject to the terms of this Agreement, at its election, the non-defaulting party shall have the immediate right to do one or more of the following: (a) terminate this Agreement; (b) terminate any Attachment to which the Default relates; (c) terminate any license granted under this Agreement; (d) refuse to provide or suspend any Service, or (e) exercise any or all other rights or remedies provided in this Agreement and/or available at law or in equity consistent with this Agreement.

8.3 Effect of Termination. Upon and after the expiration or termination of this Agreement or any separate transaction specified in an Attachment (in whole or in part): (a) all rights, licenses, and privileges granted in the expired or terminated Agreement or Attachment shall terminate and become void, and (b) Customer, its assigns or other representatives shall promptly (i) purge or destroy all Hitachi Intellectual Property and any related updates (other than any licensed internal code or Work Product) in its possession or control, whether from the Equipment or any other computer systems, storage media or other file subject of the termination or expiration, and (ii) to the extent not purged or destroyed, cease using and return all other property belonging to HDS or its licensors in Customer's possession or control (other than any licensed internal code or Work Product) that is the subject of the termination or expiration.

8.4 Survival of Certain Provisions. The provisions of Sections 2.1(b)(last sentence only), 2.4, 3.1, 6, 7, 8, and 9 (other than Sections 9.1 and 9.9) and 10 shall survive the expiration or termination of this Agreement or a separate license or Attachment. No expiration or termination of this Agreement or a separate license or Attachment shall release Customer from any obligation to pay HDS any amount that has accrued and become payable at or prior to the date of expiration or termination.

Section 9. General

9.1 Attachments. Each Attachment signed by shall constitute an integral part of and be incorporated by reference into this Agreement. Each Attachment, however, constitutes a separate transaction that shall (or may) terminate (a) separate and apart from the other provisions of this Agreement or by mutual consent of the parties, or (b) upon the termination of this Agreement. To the extent that any provisions of this Agreement (excluding Attachments) and any Attachment conflict, the terms of the Attachment shall control unless the Attachment is a Customer Purchase Order, in which case, regardless of when executed, accepted and delivered, this Agreement (excluding the Customer Purchase Order itself) shall control. None of the provisions in any Customer Purchase Order, regardless of when executed and delivered, shall be binding on the parties other than the description of the Equipment or Service, purchase price and/or charges and Location.

9.2 Assignment. This Agreement shall obligate and benefit the parties and their permitted successors and assigns; provided, that Section 7 shall also benefit the licensors of HDS. Except for a Service transaction (which may not be assigned by Customer), Customer may assign, transfer or delegate this Agreement or any rights (including any warranties) or obligations under this Agreement only with the prior written consent of HDS, which consent shall not be unreasonably withheld. For purposes of this Agreement, any change in control of the equity securities of Customer (by sale, merger, or otherwise) shall constitute a transfer of this Agreement (and the rights and obligations hereunder). Any attempt by Customer to assign, transfer or delegate this Agreement or any rights or obligations under this Agreement in violation of this Section shall be void.

9.3 Limitation of Liability. Should Customer be entitled to recover damages from HDS based on one or more claims for breach of contract, negligence, misrepresentation, or other contract or tort claim, HDS shall be liable only for: (a) its obligations in Section 6; (b) damages for bodily injury (including death) and damage to real property or tangible personal property; and (c) the amount of any other actual direct damages or loss. In the case of clause (c), the maximum aggregate liability of HDS shall not exceed the lesser of (i) the total amount paid to HDS by Customer for the Product or Service subject to the claim, or (ii) five hundred thousand dollars ($500,000). HDS, its Contractors, licensors, vendors or developers of any Licensed Software shall not be liable for any special, indirect, incidental or consequential loss or damage of any kind or nature whatsoever (including, without limitation, lost profits, loss of records or data), regardless of whether arising from breach of contract, warranty, tort, strict liability, or otherwise, even if advised of the possibility of the loss or damage or if the loss or damage could have been reasonably foreseen.

9.4 Limitation on Claims. HDS and Customer agree that no action arising out of this Agreement or any of the transactions contemplated by this Agreement may be brought more than one year after the cause of action has accrued, except that an action for non-payment may be brought within two years of the date of the last payment.

9.5 Access. Upon request by HDS, Customer shall promptly provide HDS (or its designee) access to the location where any Equipment or Hitachi Intellectual Property is located and to all relevant books, records, officers, employees and representatives of Customer for the purpose of verifying compliance by Customer with the terms and conditions of this Agreement.

9.6 Equipment Relocation. Subject to Section 1.1(b), Customer agrees to give HDS at least 30 calendar days' prior written notice of any desired change in location or arrangement of the Equipment.

9.7 Notices. Any notice under this Agreement must be in writing and is deemed given and effective three business days after mailing first class, postage prepaid, or when sent by facsimile (confirmed by first class mail) or when delivered by overnight express or other express delivery service, in each case to the parties at the address listed above.

9.8 U.S. Export Policy. Customer acknowledges that U.S. laws, regulations and requirements regulate the export of U.S. origin products/technology and prohibit use, sale or re-export if Customer knows, or has reason to know, that such prod ucts/technology are for use in connection with the design, development, production, stockpiling or use of nuclear, chemical or biological weapons or missiles.

9.9 Suspension of Obligations. The obligations of either HDS or Customer under this Agreement (other than payment obligations) shall be suspended to the extent that a party is hindered or prevented from performing those obligations by acts of God, fires, storms, accidents, governmental regulations, or any cause whatsoever not within its reasonable control.

9.10 Governing Law. This Agreement, its interpretation and enforcement will be governed by the laws of the State of California, without regard to its conflicts of law principles.

9.11 Miscellaneous. This Agreement is the entire agreement of the parties, and supersedes all prior agreements and communications, written and oral, between the parties with respect to the subject matter of this Agreement, and represents the complete integration of the parties' agreement. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired. This Agreement may be modified only by a written agreement executed by authorized officers of both HDS and Customer. No delay or omission to exercise any right or remedy accruing to HDS upon any breach or default of Customer shall impair that right or remedy, or be construed to be a waiver of any breach or default. A waiver by HDS of any breach or.clefault under this Agreement must be in writing and executed by an authorized officer of HDS.

Section 10. Glossary of Terms

Agreement means this Customer Agreement together with any Attachments, as amended or supplemented from time to time.

Attachment means any of the documents or other writings executed and attached to this Agreement that supplement or amend this Agreement and contain terms and conditions for one or more specific transactions for or relating to one or more Products or Services. Attachments may be referred to, among other names, as Equipment Attachments, Services Attachments, Program License Attachments, Statements of Work or may be Customer Purchase Orders.

Contractor means an individual or organization under contract with HDS that may provide Services.

Customer means the person or entity identified on the signature page hereto as Customer and each of its permitted successors and assigns.

Customer Purchase Order means a purchase order or other business form for Products or Services issued or furnished by Customer.

Date of Installation means (a) in respect of any Equipment, the date the Equipment is installed, or if Customer defers its installation, the date HDS makes the Equipment available for installation, or if installation is not included by HDS, the date the Equipment is delivered, and (b) in respect of any Licensed Software, the date after the testing period, if any, for the Licensed Software ends.

Diagnostic and Service Related Material means software, hardware, manuals and other documentation of HDS used or held for use by HDS or a Contractor to perform diagnostic Services or Maintenance Services. Diagnostic and Service Related Material does not include any Program, licensed internal code, Work Product, Equipment Software, Shrink-wrap Software or Hi-Track Material.

Equipment means any one or more of the data processing equipment,  features, and
accessories   (excluding  Hitachi   Intellectual   Property)   specified  in  an
Attachment.

Equipment Software means computer software including the machine-readable instructions or data included with an item of Equipment (other than any Program, licensed internal code, Shrink-wrap Software, Work Product, Hi-Track, diagnostics program or Diagnostic and Service Related Material) supplied by HDS or its direct or indirect licensors and the related licensed materials (including, without limitation, documentation in any form) and all copies.

Hitachi intellectual Property means any one or more of the Programs, Hi-Track Material, Equipment Software, licensed internal code, Diagnostic and Service Related Material, and Work Product.

Hi-Track Material means that certain hardware, software and/or microcode installed or operating with an eligible item of Equipment necessary to perform the Hi-Track Services.

Hi-Track Services means remote diagnostic and monitoring Services on an eligible item of Equipment.

Licensed Software means, collectively, Programs, licensed internal code or Equipment Software.

Location means the installation location for an item of purchased Equipment as specified in the relevant Attachment. Maintenance Service in respect of any Equipment, means, subject to the relevant Attachment, a Service that includes
(a) the control and installation of engineering changes that HDS determines to be applicable to the Equipment; (b) preventive maintenance including necessary lubrication, adjustment, or replacement of unserviceable parts; and (c) unscheduled maintenance including repair, adjustment, or replacement of unserviceable parts as deemed necessary by HDS.

Professional Services means technical tasks, consulting and systems integration services provided by HDS or a Contractor pursuant to a Statement of Work.

Program means computer software including the machine- readable or machine-compressed instructions or data as specified in an Attachment and the related licensed materials (including documentation in whatever form) and all copies. A Program will also include revisions, enhancements of the software or documentation that HDS may release from time to time as an update. Program does not include any licensed internal code, Work Product, Equipment Software, Shrink wrap Software, Diagnostic or Service Related Material or Hi- Track Material.

Related Agreement means any agreement (other than this Agreement) to which HDS or one of its affiliates and Customer or one of its affiliates, are parties and that relate to the leasing, financing, licensing or servicing of any Product or Service.

Service means any Maintenance Service, Billable Service (as described in Section 2.2), Professional Service or Support Service.

Shrink-wrap Software Licensor means the licensor of the Shrink-wrap Software.

Shrink-wrap Software means computer software included with or installed by HDS on an item of Equipment licensed under the terms and conditions of shrink-wrap or click-wrap licenses, and the related licensed materials, (including documentation in any form) and all copies.

Support Service means those support Services for a Program provided by HDS or a Contractor.

Work Product means works of authorship, programs, program listings, programming tools, documentation, reports, drawings and similar works that HDS or a Contractor may deliver or cause to be delivered to Customer in connection with the performance of a Service. The term Work Product does not include any licensed internal code, Program, Equipment Software, Shrink-wrap Software, Diagnostic or Service Related Material, or Hi- Track Material.

Monthly Maintenance Charge (MMQ is the amount due in advance on a monthly basis to HDS as payment for Maintenance Service and is specified in the relevant Attachment.

Product means an item of Equipment, Equipment Software or a Program.